UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

IMARA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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116 Huntington Avenue, Sixth Floor

Boston, MA 02116

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 2, 2022

Dear Stockholders:

You are cordially invited to virtually attend the 2022 annual meeting of stockholders, or the Annual Meeting, of Imara Inc., to be held on Thursday, June 2, 2021 at 9:00 a.m. Eastern time. Due to health concerns about the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/IMRA, where you will be able to listen to the meeting live, submit questions and vote.

Only stockholders who owned shares of our common stock at the close of business on April 8, 2022 can vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.

Election of two class II directors, Rahul D. Ballal, Ph.D. and Barbara J. Dalton, Ph.D., nominated by our board of directors, each to serve for a three-year term expiring at the 2025 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As noted above, due to the COVID-19 pandemic, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. In order to attend the meeting and vote your shares electronically during the meeting, you must register in advance at www.proxydocs.com/IMRA. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to attend the Annual Meeting, vote your shares (unless voted earlier by proxy) and submit questions.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxydocs.com/IMRA. The board of directors recommends that you vote “FOR” each of the class II directors (Proposal 1) and “FOR” the ratification of the appointment of the independent registered public accounting firm (Proposal 2) as outlined in the attached proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials online under the “notice and access” approach. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2021, or the 2021 Annual Report. We will mail the Notice of Availability on or about April 21, 2022, and the Notice of Availability contains instructions on how to access our proxy materials online. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2021 Annual Report, and a form of proxy card.

Stockholders of record at the close of business on April 8, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting online by visiting www.proxypush.com/IMRA, by telephone at 866-829-5506 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or online and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. Stockholders that own shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting.

A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record during the Annual Meeting using the unique link provided via email following the completion of registration. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By order of the Board of Directors,

Rahul D. Ballal, Ph.D. President and Chief Executive Officer

April 21, 2022

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2021 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2021, are available for viewing, printing and downloading at www.proxydocs.com/IMRA. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Imara Inc., 116 Huntington Ave, Sixth Floor, Boston, Massachusetts 02116. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at http://www.sec.gov.

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL 1—ELECTION OF TWO CLASS II DIRECTORS	7

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	12

CORPORATE GOVERNANCE	14

EXECUTIVE AND DIRECTOR COMPENSATION	21

TRANSACTIONS WITH RELATED PERSONS	31

PRINCIPAL STOCKHOLDERS	35

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	38

HOUSEHOLDING	39

STOCKHOLDER PROPOSALS FOR OUR 2023 ANNUAL MEETING	40

OTHER MATTERS	41

1

116 Huntington Avenue, Sixth Floor

Boston, MA 02116

617-206-2020

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 2, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Imara Inc., or the Annual Meeting, to be held on Thursday, June 2, 2022 at 9:00 a.m., Eastern time. Due to health concerns about the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/IMRA, where you will be able to listen to the meeting live, submit questions and vote. Further information about how to attend the Annual Meeting online is included in this proxy statement.

The board of directors of Imara is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Imara,” “the Company,” “we,” “us,” “our” and similar terms refer to Imara Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials online under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2021, or the 2021 Annual Report. We are sending the Notice of Availability on or about April 21, 2022, and it contains instructions on how to access those documents online. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2021 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 2, 2022:

This proxy statement and our 2021 Annual Report are

available for viewing, printing and downloading at www.proxydocs.com/IMRA.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Imara Inc., 116 Huntington Avenue, Boston, Massachusetts 02116. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.

Election of two class II directors, Rahul D. Ballal, Ph.D. and Barbara J. Dalton, Ph.D., nominated by our board of directors, each to serve for a three-year term expiring at the 2025 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of each of the two nominees to serve as class II directors on our board of directors, each for a three-year term expiring at the 2025 annual meeting of stockholders; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2021 Annual Report are available for viewing, printing and downloading online at www.proxydocs.com/IMRA. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 8, 2022 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 8, 2022, there were 26,287,264 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials online under the “notice and access” approach. As a result, we are sending our stockholders and beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2021 Annual Report. We will send the Notice of Availability on or about April 21, 2022. Detailed instructions on how to access these materials online may be found in the Notice of Availability. This proxy statement and our 2021 Annual Report are available for viewing, printing and downloading online at www.proxydocs.com/IMRA.

Why is the Annual Meeting a Virtual, Online Meeting?

Due to health concerns about the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/IMRA in advance of the meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in person meeting, including the right to vote and ask questions through the virtual meeting platform.

How to Virtually Attend the Annual Meeting

In order to attend the meeting online, you must register in advance at www.proxydocs.com/IMRA. You may attend the Annual Meeting online by following the instructions that you will receive once your registration is complete.

Online registration for the Annual Meeting will begin on April 21, 2022, and you should allow ample time for the online registration. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions. Please be sure to following the instructions you will receive once your registration is complete.

The Annual Meeting will start at 9:00 a.m., Eastern time, on June 2, 2022. You may log on to the virtual meeting starting one hour before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 8:45 a.m., Eastern time, on June 2, 2022. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions provided to you upon registration for the Annual Meeting.

How to Vote

If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, online or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling 866-829-5506 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Online Prior to the Annual Meeting. You may transmit your proxy online by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxypush.com/IMRA.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

Online during the Annual Meeting. In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/IMRA. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and online voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only stockholders who have registered to attend the meeting using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability and proxy card contain instructions on how to vote by proxy online, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting?

If you wish to submit a question during the Annual Meeting, you may log into and submit a question on the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/IMRA, and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/IMRA in advance of the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

A list of stockholders as of the close of business on the record date will be available for examination by the stockholders during the Annual Meeting using the unique link provided via email following the completion of registration for the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by proxy. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters.

Votes Required to Approve Each Proposal

A nominee will be elected as a director if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on either of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast online during the Annual Meeting or by proxy by mail, online or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or online voting procedures described in the “How to Vote” section above;

•	by voting online during the Annual Meeting using the procedures described in the “How to Vote” section above; or

•	by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2025, although if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have annual gross revenues of $1.07 billion or more in any fiscal year, we would cease to be an emerging growth company as of December 31 of the applicable year. We also would cease to be an emerging growth company if we issue more than $1.0 billion of non-convertible debt over a three-year period.

PROPOSAL NO. 1—ELECTION OF TWO CLASS II DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (class I, class II and class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Edward R. Conner, M.D., Carl Goldfischer, M.D. and Laura Williams, M.D., MPH, and their term expires at the annual meeting of stockholders to be held in 2024;

•	the class II directors are Rahul D. Ballal, Ph.D. and Barbara J. Dalton, Ph.D., and their term expires at the Annual Meeting; and

•	the class III directors are David Bonita, M.D., Mark Chin and David M. Mott, and their term expires at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Rahul D. Ballal, Ph.D. and Barbara J. Dalton, Ph.D as class II directors at the Annual Meeting. Drs. Ballal and Dalton are both presently directors, and have indicated a willingness to continue to serve as directors, if elected.

Nominees for Election as Class II Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2022.

Name	Age	Position
Rahul D. Ballal, Ph.D.	44	President and Chief Executive Officer, Director
Barbara J. Dalton, Ph.D.	68	Director

Rahul D. Ballal, Ph.D. has served as our President and Chief Executive Officer and as a member of our board of directors since June 2018. Prior to joining us, Dr. Ballal served as Chief Business Officer of Northern Biologics Inc., a biotechnology company, from May 2016 to June 2018, and as an Entrepreneur-in-Residence at Versant Ventures Management LLC, a life sciences venture capital firm, from May 2016 to June 2018. Previously, Dr. Ballal was Vice President, Business Development at Flexion Therapeutics, Inc., or Flexion, a public biopharmaceutical company, from March 2011 to May 2016. Prior to Flexion, he held a venture fellowship position at Novartis Venture Funds, a venture capital fund, as part of the Kauffman Fellowship, from June 2010 to June 2012, and overlapped in business development at the Broad Institute of Massachusetts Institute of Technology, a biomedical and genomic research center, from September 2009 to March 2011. Dr. Ballal was also the founder and CEO of Redmind LLC, a venture backed data analytics startup that was sold to Ikimbo Inc. in June 2002. Dr. Ballal received his Ph.D. in biochemistry and molecular biology from Georgetown University, his M.S. in biotechnology from Johns Hopkins University and his B.A. in biology from Brown University. We believe Dr. Ballal is qualified to serve on our board of directors based on his broad experience in the life sciences industry, including in various investment, operating and leadership roles.

Barbara J. Dalton, Ph.D. has served as a member of our board of directors since January 2016. Dr. Dalton has served as the Vice President of Venture Capital for Pfizer Ventures, the venture capital group of Pfizer Inc. and, with its affiliates, a holder of more than 5% of our voting securities, since she joined Pfizer in 2007. She serves on the board of Artios Ltd., Priovant Therapeutics, Inc., Ixchelsis Ltd, AMRA Medical and Second Genome, which are all private, independent, biopharmaceutical companies. Barbara also serves on several other Pfizer Venture Investments portfolio companies as a board observer. Dr. Dalton began her pharmaceutical career as a Research Scientist in Immunology at SmithKline Beecham Ltd. (formerly SmithKline and French Laboratories), a pharmaceutical company that merged with Glaxo Holdings to become GSK, and joined their venture capital group, SR One, Ltd., in the early 1990s. She was also a founding member and Partner with EuclidSR Partners LP, a private venture capital firm, where SmithKline was a leading limited partner. She received her Ph.D. in microbiology and immunology from The Medical College of Pennsylvania (now the Drexel University College of Medicine) and received her B.S. in General Science from Pennsylvania State University. We believe Dr. Dalton is qualified to serve on our board of directors based on her research background, her past role on several public and private boards of directors, as well as her extensive experience in venture investing in healthcare companies.

Vote Required

The nominees for class I director who receive the most votes FOR election (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. A bank, broker or other nominee does not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF RAHUL D. BALLAL, PH.D. AND BARBARA J. DALTON, PH.D. AS CLASS II DIRECTORS FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2025.

Directors Continuing in Office

The following table identifies our continuing directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2022.

Name	Age	Position	Class and Year in Which Term Will Expire
Edward R. Conner, M.D	49	Director	Class I—2024
Carl Goldfischer, M.D.	63	Director	Class I—2024
Laura Williams, M.D., MPH	59	Director	Class I—2024
David Bonita, M.D.	46	Director	Class III—2023
Mark Chin	40	Director	Class III—2023
David M. Mott.	56	Chairman of the Board of Directors	Class III—2023

Class I Directors

Edward R. Conner, M.D. has served as a member of our board of directors since April 2020. Since July 2021, Dr. Conner has served as Chief Medical Officer at Locanabio, Inc., a gene therapy company. From May 2019 to July 2021, Dr. Conner served as Senior Vice President and Chief Medical Officer at Audentes Therapeutics, Inc., an Astellas company and a genetic medicines company. From November 2016 to May 2019, he served as Senior Vice President and Chief Medical Officer at Sangamo Therapeutics, Inc., a biotechnology company. Dr. Conner served as Vice President, Clinical Development at Ultragenyx Pharmaceutical Inc., a pharmaceutical company, from January 2015 to October 2016, and in senior clinical and medical leadership positions at BioMarin Pharmaceutical Inc., a pharmaceutical company and at Genentech, Inc., a biotechnology company, prior to that. Dr. Conner earned his B.S. in Biology from Duke University and his M.D. from the University of California, San Francisco. We believe Dr. Conner is qualified to serve on our board of directors based on his significant industry experience leading medical and clinical development operations.

Carl Goldfischer, M.D. has served as a member of our board of directors since January 2016. Dr. Goldfischer has served as an Investment Partner, Managing Director, member of the board of directors and member of the executive committee of Bay City Capital LLC, or Bay City Capital, a life sciences investment firm, since January 2000. Prior to joining Bay City Capital, Dr. Goldfischer was Chief Financial Officer and VP of Finance and Strategic Planning of ImClone Systems Inc., a biopharmaceutical company. Dr. Goldfischer has served on the board of directors of Epizyme, Inc., a public biopharmaceutical company, since September 2009. He has previously served on the board of directors of EnteroMedics Inc., now ReShape Lifesciences Inc., a public medical device company, from 2004 to September 2017, MAP Pharmaceuticals, Inc., a biopharmaceutical company, from 2004 to 2011 and Poniard Pharmaceuticals, Inc., a public biopharmaceutical company, from 2000 to 2012. Dr. Goldfischer received his B.A. in Liberal Arts from Sarah Lawrence College and his M.D. with honors in scientific research from Albert Einstein College of Medicine at Yeshiva University. We believe Dr. Goldfischer is qualified to serve on our board of directors based on his experience as chief financial officer at ImClone Systems and his role on several public and private boards of directors as well as his experience in investing in healthcare companies.

Laura Williams, M.D., MPH, has served as a member of our board of directors since June 2021. Since October 2021, Dr. Williams has served as the Chief Medical Officer at Ardelyx, Inc., a biopharmaceutical company, and she served as Senior Vice President, Global Therapeutic Strategies and Patient Advocacy for Ardelyx from November 2020 to October 2021. Prior to Ardelyx, she served as Senior Vice President and Head of Clinical Development and Biostatistics at AMAG Pharmaceuticals, Inc., a pharmaceutical company, from September 2017 until January 2020. From September 2016 to August 2017, Dr. Williams served as Vice President of Clinical Development at Myovant Sciences Ltd., a healthcare company. From 1998 to July 2016, Dr. Williams served in roles of increasing responsibility at Abbott Laboratories and AbbVie, Inc. Dr. Williams received her B.S. from Mississippi State University, her M.D. from the University of Iowa and MPH in Epidemiology from the University of Washington. We believe Dr. Williams is qualified to serve on our board of directors based on her significant strategic and clinical development experience, as well her experience with patient advocacy.

Class III Directors

David Bonita, M.D. has served as a member of our board of directors since March 2019. Since February 2020, Dr. Bonita has been a member of OrbiMed Advisors LLC, or OrbiMed, an investment firm and, with its affiliates, a holder of more than 5% of our voting securities, where he previously served as a private equity partner from June 2013 to February 2020. From June 2004 to June 2013, Dr. Bonita held other positions at OrbiMed. Dr. Bonita has also served as Secretary for Auraeda, Inc. since October 2021. Dr. Bonita has served on the board of directors of Tricida, Inc., a pharmaceutical company, since January 2014, Acutus Medical Inc, an arrhythmia management company, since March 2016, Ikena Oncology, Inc, an oncology company, since March 2016, Prelude Therapeutics, Inc., an oncology company, since July 2016, and Repare Therapeutics Inc., a cancer-focused biotechnology company, since September 2019. Dr. Bonita also previously served on the boards of directors of Clementia Pharmaceuticals Inc., a public pharmaceutical company, from April 2013 to April 2019, Loxo Oncology, Inc., a public biopharmaceutical company, from October 2013 to December 2017, Si-Bone, Inc., a public medical device company, from April 2014 to June 2019, and ViewRay Inc., a public medical device company from January 2008 to June 2018. Dr. Bonita currently serves, and has previously served, on the boards of directors of numerous private companies. Dr. Bonita worked as a corporate finance analyst in the healthcare investment banking groups of Morgan Stanley and UBS. He has published scientific articles in peer-reviewed journals based on signal transduction research performed at Harvard Medical School. He received his B.A. in biology from Harvard University and his joint M.D./M.B.A. from Columbia University. We believe that Dr. Bonita is qualified to serve on our board of directors based on his roles on several public and private boards of directors as well as his extensive experience in investing in healthcare companies.

Mark Chin has served as a member of our board of directors since March 2019. Mr. Chin has served as a Managing Director at Arix Bioscience plc, a life science investment company and, with its affiliates, a holder of more than 5% of our voting securities, since July 2021 and served as an Investment Director at Arix from August 2016 to April 2020. From September 2012 to July 2016, Mr. Chin served as a Principal at Longitude Capital Management Co. LLC, a healthcare venture capital firm. From January 2011 to September 2012, Mr. Chin served as a Consultant with the Boston Consulting Group, a global management consulting firm. Mr. Chin has served on the board of Harpoon Therapeutics Inc., a public clinical-stage immunotherapy company, since May 2017, and Iterum Therapeutics plc, a public clinical-stage pharmaceutical company, since May 2017. Mr. Chin earned his B.S. in management science from the University of California, San Diego his M.B.A. from the Wharton School at the University of Pennsylvania and his M.S. in biotechnology from the University of Pennsylvania. We believe Mr. Chin is qualified to serve on our board of directors based on his roles on several public and private boards of directors and his extensive experience in investing in healthcare companies as well as his consulting experience.

David M. Mott has served as a member of our board of directors since January 2016. Mr. Mott has been a private investor through Mott Family Capital since February 2020 and previously served as a General Partner at New Enterprise Associates, Inc., or New Enterprise Associates, a venture capital firm and, with its affiliates, a holder of more than 5% of our voting securities, from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune, Inc., or MedImmune, a biotechnology company and subsidiary of AstraZeneca plc, or AstraZeneca, a public global, science-led biopharmaceutical company, and served in numerous roles during his tenure, including most recently as Chief Executive Officer from October 2000 to July 2008. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca from June 2007 to July 2008 following AstraZeneca’s acquisition of MedImmune in June 2007. Mr. Mott has served on the board of directors of several public companies, including Epizyme, Inc., or Epizyme, a public biopharmaceutical company, since 2009, Ardelyx, Inc., a public specialized biopharmaceutical company, since 2009, Adaptimmune Therapeutics plc, a public clinical-stage biopharmaceutical company, since September 2014, Mersana Therapeutics, Inc., a public life sciences company, since July 2012 and Novavax, Inc., a public late-stage biotechnology company, since June 2020, and previously served on the board of Nightstar Therapeutics plc, a public gene therapy company, from November 2015 to June 2019, Clementia Pharmaceuticals, Inc., a clinical-stage company, from June 2015 to February 2018, and Tesaro, Inc., an oncology-focused company, from May 2010 to January 2019. Mr. Mott received his B.A. in economics and government from Dartmouth College. We believe Mr. Mott is qualified to serve on our board of directors based on his experience as an executive officer at MedImmune and his role on several public boards of directors as well as his leadership position in healthcare investing.

There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she was or is to be selected as a director.

Executive Officers

The following table identifies our executive officers and sets forth their current positions at Imara and their ages as of April 1, 2022.

Name	Age	Position
Rahul D. Ballal, Ph.D.	44	President and Chief Executive Officer
Michael P. Gray	51	Chief Financial Officer and Chief Operating Officer

The biography of Dr. Ballal can be found under “Nominees for Election as Class II Directors.”

Michael P. Gray has served as our Chief Financial Officer and Chief Operating Officer since April 2019. Prior to joining us, Mr. Gray held various leadership positions at Arsanis, Inc., now X4 Pharmaceuticals, Inc., a public biopharmaceutical company, including President and Chief Executive Officer from November 2018 to March 2019, Chief Financial Officer from March 2016 to March 2019, Chief Operating Officer from September 2017 to November 2018, and Chief Business Officer from March 2016 to September 2017. Mr. Gray also served in various leadership positions from January 1998 through February 2016 at Curis Inc., or Curis, a public oncology drug development company. He served as Curis’ Chief Financial Officer and Chief Business Officer from February 2014 to February 2016 and as its Chief Financial Officer and Chief Operating Officer from December 2006 to February 2014. From December 2003 until December 2006, Mr. Gray served as Curis’ Vice President of Finance and Chief Financial Officer and from August 2000 until December 2003, served as its Senior Director of Finance and Controller. Previously, Mr. Gray held positions including Controller at Reprogenesis Inc., a biotechnology company focused on the development of cell therapy drug candidates, and as an audit professional for the accounting and consulting firm of Ernst & Young, LLP. Mr. Gray served on the board of directors of Therapeutics Acquisition Corporation, a special purpose acquisition corporation, from May 2020 to July 2021, when it completed its merger with POINT Biopharma, Inc. Mr. Gray received his M.B.A. in corporate finance and entrepreneurial management from the F.W. Olin Graduate School of Business at Babson College and a B.S. in accounting from Bryant University.

There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.

	Year Ended December 31,
	2021	2020
Audit Fees (1)	$571	$556
Audit-Related Fees (2)	10	—
Tax Fees (3)	—	12
All Other Fees (4)	—	4

	$581	$572

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audits, quarterly reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q, and services in connection with our initial, follow-on, and at-the-market public offerings, including registration statements, comfort letters, and consents. These services included services performed in connection with our Form S-1, S-3 and S-8 filings.

(2)	Audit-related fees consisted of fees for accounting consultations reasonably related to the performance of audits or reviews of our financial statements.
(3)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.
(4)	All other fees consist of subscription fees for certain online research tools.

Pre-Approval Policies and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee. From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

During our 2021 and 2020 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. A bank, broker or other nominee has authority to vote your unvoted shares held by the firms in street name on this proposal. If a bank, broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee- recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered pursuant to our corporate governance guidelines.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

We have no formal policy regarding board diversity, but as stated above, our corporate governance guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities.

The following diversity statistics are reported in the standardized disclosure matrix that was proposed by Nasdaq and approved by the SEC in August 2021:

Board Diversity Matrix (as of April 1, 2022)
Board Size
Total Number of Directors:	8

	Female	Male	Non-Binary	Did not Disclose Gender
Gender
Directors	2	6	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

In addition, the nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2023 Annual Meeting.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in substantially the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

The Nasdaq Stock Market LLC, or Nasdaq, Marketplace Rules, or the Nasdaq Listing Rules, require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2022, our board of directors undertook a review of the composition of our board of directors and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Rahul D. Ballal, are “independent directors” as defined under the Nasdaq Listing Rules. In making such determinations, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Dr. Ballal is not an independent director under these rules because he is our President and Chief Executive Officer.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq and each such committee reviews its respective charter at least annually. A current copy of the charter for each committee is posted on the “Corporate Governance” section of the “Investor Relations” section of our website, which is located at www.imaratx.com. Our board of directors also appoints ad hoc committees from time-to-time to address specific matters.

Audit Committee

During 2021, the members of our audit committee were Mark Chin, Carl Goldfischer and David M. Mott. In addition, Sara Nayeem was a member of the audit committee until her resignation from the board in November 2021.

Dr. Goldfischer is the chair of the audit committee. Our audit committee met five times during 2021. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, and our independent registered public accounting firm, and members of company management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Dr. Goldfischer is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Compensation Committee

During 2021, the members of our compensation committee were David Bonita, Mark Chin, David M. Mott and Laura Williams. In addition, Barbara J. Dalton was a member of the Compensation Committee until June 2021.

Mr. Mott is the chair of the compensation committee. Our compensation committee met four times during 2021. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

During 2021, the members of our nominating and corporate governance committee were Barbara J. Dalton, Edward Conner and David M. Mott. In addition, Mette Kirstine Agger was chair of the nominating and corporate governance committee until her departure from the board in June 2021.

Dr. Dalton is chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met four times during 2021. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met eight times during 2021. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. All then-serving directors attended our 2021 annual meeting of stockholders.

Hedging and Pledging Policy

We have an insider trading policy that is applicable to all of our employees and members of our board of directors. The policy prohibits those individuals and their related persons from engaging in any speculative transactions involving our stock, including the following activities: short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge our securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our chief financial officer. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors” section of our website, www.imaratx.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the “Corporate Governance” section of the “Investor Relations” section of our website, which is located at www.imaratx.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chair from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chair and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2022. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, with each committee addressing the risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to discuss, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chair of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Imara Inc.

116 Huntington Avenue, Sixth Floor

Boston, Massachusetts 02116

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing online at https://www.whistleblowerservices.com/IMRA or to our general counsel at 116 Huntington, Ave, Sixth Floor, Boston, Massachusetts 02116, Attention: General Counsel, or via the toll-free telephone number 833-976-2040.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2021. Our named executive officers for 2021 were Rahul D. Ballal, our President and Chief Executive Officer, Michael P. Gray, our Chief Financial Officer and Chief Operating Officer, and Kenneth Attie, our former Chief Medical Officer who ceased to be an employee on April 20, 2022.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight of our board of directors. The compensation committee is responsible for determining the compensation for all executives other than the chief executive officer. Our board of directors, with the recommendation of the compensation committee, is responsible for determining the compensation of our chief executive officer. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the chief executive officer and recommends the compensation for the chief executive officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our chief executive officer without members of management present.

During 2021, our compensation committee directly retained Pearl Meyer & Partners, LLC, or Pearl Meyer, to advise the compensation committee on our compensation program for executive officers, which includes base salaries, annual performance-based cash incentives and equity incentive awards and Pearl Meyer made recommendations with respect to the amount and form of executive and director compensation. Although our compensation committee considers the advice and guidance of Pearl Meyer as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Pearl Meyer, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Pearl Meyer did not raise any conflict of interest.

In addition to executive compensation, our compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	All other compensation ($)		Total ($)
Rahul D. Ballal, Ph.D.(3)	2021	517,729	232,978	1,189,482	10,840	(4)	1,951,029
President and Chief Executive Officer	2020	436,687	177,289	—	11,620	(5)	625,596
Michael Gray	2021	454,454	172,692	575,168	14,090	(6)	1,216,404
Chief Financial Officer and Chief Operating Officer	2020	392,740	134,263	—	14,423	(7)	541,426
Kenneth Attie (8)	2021	400,750	179,500	1,040,600	1,090	(9)	1,621,940
Chief Medical Officer

(1)

Amounts represent a cash bonus award to our named executive officers under our discretionary annual cash bonus program and with respect to Dr. Attie, also includes a $50,000 signing bonus paid to Dr. Attie in connection with the commencement of his employment.

(2)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on March 15, 2022, regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	Dr. Ballal also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)	Amount represents $9,750 from 401(k) matching contributions and $1,090 from premiums paid on behalf of Dr. Ballal for life insurance.
(5)	Amount represents $9,000 from 401(k) matching contributions, $1,090 from premiums paid on behalf of Dr. Ballal for life insurance and $1,530 in reimbursements for monthly parking costs.
(6)	Amount represents $13,000 from 401(k) matching contributions and $1,090 from premiums paid on behalf of Mr. Gray for life insurance.
(7)	Amount represents $11,803 from 401(k) matching contributions, $1,090 from premiums paid on behalf of Mr. Gray for life insurance and $1,530 in reimbursements for monthly parking costs.
(8)	Dr. Attie commenced employment with us on January 19, 2021 and ceased to be an employee, effective April 20, 2022.
(9)	Amount represents compensation of $1,090 from premiums paid on behalf of Dr. Attie for life insurance.

Narrative to Summary Compensation Table

Base Salary. In 2021, we paid Dr. Ballal an annualized base salary of $437,750 until February 1, 2021, when his annualized base salary was increased to $525,000. In 2021, we paid Mr. Gray an annualized base salary of $393,444, until February 1, 2021, when his annualized base salary was increased to $460,000. In 2021, we paid Dr. Attie an annualized base salary of $420,000, which was pro-rated to reflect the number of days he served with our company following his hire in January 2021. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers are currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Effective February 1, 2022, we increased Dr. Ballal’s base salary to $550,000, Mr. Gray’s base salary to $480,700, and Dr. Attie’s base salary to $436,800.

Annual Bonus. Our board of directors may, in its discretion, award bonuses to our executive officers, including our named executive officers, from time to time. Our letter agreements with Dr. Ballal, Mr. Gray and Dr. Attie provide that they will be eligible for an annual discretionary bonus up to a specified percentage of their salaries based upon our achievements and their performance, as determined by our board of directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance. In 2020, Dr. Ballal was eligible to receive a discretionary bonus of up to 45% of his annualized base salary. In 2021, Dr. Ballal’s annual discretionary bonus eligibility was increased up to 50% of his annualized base salary. We paid Dr. Ballal a discretionary bonus of $177,289 with respect to 2020 and $232,978 with respect to 2021. In 2020, Mr. Gray was eligible to receive a discretionary bonus of up to 35% of his annualized base salary. In 2021, Mr. Gray’s annual discretionary bonus eligibility was increased up to 40% of his annualized base salary. We paid Mr. Gray a discretionary bonus of $134,263 with respect to 2020 and $172,692 with respect to 2021. In 2021, Dr. Attie was eligible to receive a discretionary bonus of up to 35% of his annualized base salary, pro-rated to reflect the number of days he served with our company following his hire in January 2021. We paid Dr. Attie a discretionary bonus of $129,500 with respect to 2021. We also paid Dr. Attie a $50,000 signing bonus in 2021 in connection with his commencement of employment.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them.

We granted an option to purchase 133,350 shares of our common stock to Dr. Ballal in January 2021. The shares underlying the option vest and become exercisable over four years, with 25% of the shares vesting on the first anniversary of the date of grant, and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.

We granted an option to purchase 60,800 shares of our common stock to Mr. Gray in January 2021. The shares underlying the option vest and become exercisable over four years, with 25% of the shares vesting on the first anniversary of the date of grant, and the remaining shares vesting in equal quarterly installments thereafter, subject to Mr. Gray’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Mr. Gray’s employment within twelve months following a change in control.

We granted an option to purchase 110,000 shares of our common stock to Dr. Attie in January 2021 in connection with his commencement of employment. The shares underlying the option vested as to 25% of the shares on the first anniversary of the date of grant and ceased vesting thereafter in connection with the termination of Dr. Attie’s employment on April 20, 2022.

We did not grant equity incentive awards to any of our named executive officers during 2020.

Prior to the completion of our initial public offering in March 2020, our executives were eligible to participate in our 2016 Stock Incentive Plan, as amended, or the 2016 Plan. Our employees and executives are now eligible to receive stock options and other stock-based awards pursuant to our 2020 Equity Incentive Plan, or the 2020 Plan.

We have used stock options and other stock-based awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. The award of stock options and other stock-based awards to our executive officers have historically been made by our board of directors or compensation committee. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options or other stock-based awards. We have granted stock options and other stock-based awards to our executive officers with time-based and performance-based vesting. The options that we have granted to our executive officers typically vest as to 25% of the shares underlying the award on the first anniversary of the grant date and in equal quarterly installments for three years thereafter. We have also granted performance-based awards tied to the achievement of milestones. Vesting rights cease upon termination of employment and exercise rights for stock options cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically awarded stock options and other stock-based awards with exercise prices or purchase prices, as applicable, that are equal to the fair market value of our common stock on the date of grant as determined by our board of directors. Since our initial public offering in March 2020, all stock options were issued with exercise prices that were no less than the closing price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2021.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Rahul D. Ballal	230,374	33,625	(1)	3.15	10/18/2028
	220,885	100,403	(2)	4.92	5/15/2029
	43,813	56,332	(3)	4.92	5/15/2029
	—	133,350	(4)	13.05	1/27/2031
Michael Gray	138,943	84,116	(5)	4.92	5/15/2029
	16,648	21,407	(6)	4.92	5/15/2029
	—	60,800	(7)	13.83	1/25/2031
Kenneth Attie	—	110,000	(8)	13.83	1/25/2031

(1)

This option was granted on October 19, 2018, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.

(2)

This option was granted on May 16, 2019, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.

(3)

This option was granted on May 16, 2019, and 25% of the shares underlying the option vested on February 25, 2021, the first anniversary of the closing of the second tranche of our series B preferred stock financing, with the remaining shares vesting in quarterly installments for three years thereafter. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.

(4)

This option was granted on January 28, 2021, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.
(5)

This option was granted on May 16, 2019, and the shares underlying the option vest and become exercisable over four years with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Mr. Gray’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Mr. Gray’s employment within twelve months following a change in control.

(6)

This option was granted on May 16, 2019, and 25% of the shares underlying the option vested on February 25, 2021, the first anniversary of the closing of the second tranche of our series B preferred stock financing, with the remaining shares vesting in quarterly installments for three years thereafter. The vesting of this stock option will be fully accelerated upon a qualifying termination of Mr. Gray’s employment within twelve months following a change in control

(7)

This option was granted on January 26, 2021, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Mr. Gray’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Mr. Gray’s employment within twelve months following a change in control.

(8)

This option was granted on January 26, 2021, and the shares underlying the option vested as to 25% of the shares on the first anniversary of the date of grant and ceased vesting thereafter in connection with the termination of Dr. Attie’s employment on April 20, 2022.

Employment Agreements

Letter Agreement with Rahul D. Ballal, Ph.D.

In connection with our initial hiring of Dr. Ballal as our President and Chief Executive Officer, we entered into a letter agreement with him dated April 17, 2018, which was amended and restated on August 12, 2019 and September 23, 2019, and further amended on November 5, 2021. We refer to the current letter agreement, as amended, as the Ballal letter agreement. Under the Ballal letter agreement, Dr. Ballal is an at-will employee, and his employment with us can be terminated by Dr. Ballal or us at any time and for any reason. Pursuant to the Ballal letter agreement, Dr. Ballal’s current annualized base salary is $550,000, and he is eligible to receive an annual discretionary bonus of up to 50% of his annualized base salary. We will also reimburse all of Dr. Ballal’s monthly parking costs at a designated parking garage lot or his commuting costs for public transportation.

Under the Ballal letter agreement, Dr. Ballal is entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in the Ballal letter agreement, to (i) continue receiving his then-current annual base salary for a period of twelve months following the date his employment with us is terminated, and (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to twelve months following the date that his employment with us is terminated.

In the event that Dr. Ballal’s employment is terminated by us without cause or by Dr. Ballal with good reason within twelve months following a change of control, each as defined in the Ballal letter agreement, Dr. Ballal will be entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, to (i) continue receiving his then-current annual base salary for a period of eighteen months following the date his employment with us is terminated, (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to eighteen months following the date that his employment with us is terminated and (iii) one hundred and fifty percent of his annual bonus target amount for the year in which the termination occurs, payable as a lump sum. In addition, under the terms of the Ballal letter agreement or the applicable option agreements, Dr. Ballal will be entitled to full acceleration of vesting on all outstanding options as of the date of his termination.Under the Ballal letter agreement, if payments and benefits payable to Dr. Ballal in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for Dr. Ballal.

Letter Agreement with Michael P. Gray

In connection with our initial hiring of Mr. Gray as our Chief Financial Officer and Chief Operating Officer, we entered into a letter agreement with him dated February 26, 2019, which was amended and restated on June 27, 2019 and September 23, 2019 and further amended on November 5, 2021. We refer to the current letter agreement, as amended, as the Gray letter agreement. Under the Gray letter agreement, Mr. Gray is an at-will employee, and his employment with us can be terminated by Mr. Gray or us at any time and for any reason. Pursuant to the Gray letter agreement, Mr. Gray’s current annualized base salary is $480,700, and he is eligible to receive an annual discretionary bonus of up to 40% of his annualized base salary. We will also reimburse all of Mr. Gray’s monthly parking costs at a designated parking garage lot or his commuting costs for public transportation.

Under the Gray letter agreement, Mr. Gray is entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in the Gray letter agreement, to (i) continue receiving his then-current annual base salary for a period of nine months following the date his employment with us is terminated, and (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to nine months following the date that his employment with us is terminated.

In the event that Mr. Gray’s employment is terminated by us without cause or by Mr. Gray with good reason within twelve months following a change of control, each as defined in the Gray letter agreement, Mr. Gray will be entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, to (i) continue receiving his then-current annual base salary for a period of twelve months following the date his employment with us is terminated, (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to twelve months following the date that his employment with us is terminated and (iii) one hundred percent of his annual bonus target amount for the year in which the termination occurs, payable as a lump sum. In addition, under the terms of the Gray letter agreement or the applicable option agreements, Mr. Gray will be entitled to full acceleration of vesting on all outstanding options as of the date of his termination. Under the Gray letter agreement, if payments and benefits payable to Mr. Gray in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for Mr. Gray.

The severance payments that Mr. Gray is eligible to receive under the Gray letter agreement will be reduced, but not below $1,000, by the amount of garden leave pay received by Mr. Gray under the restrictive covenant agreement he entered into with us described further under “Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements” below.

Letter Agreement with Kenneth Attie, M.D.

In connection with our initial hiring of Dr. Attie as our Chief Medical Officer, we entered into a letter agreement with him dated December 4, 2020, which was amended on November 5, 2021. We refer to this letter agreement as the Attie letter agreement. Under the Attie letter agreement, Dr. Attie was an at-will employee, and his employment with us was terminable by Dr. Attie or us at any time and for any reason. Pursuant to the Attie letter agreement, Dr. Attie’s annualized base salary at the time of his cessation of employment was $436,800, and he was eligible to receive an annual discretionary bonus of up to 35% of his annualized base salary. Dr. Attie was also entitled to reimbursement of all of his monthly parking costs at a designated parking garage lot or his commuting costs for public transportation.

In connection with his cessation of employment on April 20, 2022, Dr. Attie is entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, to severance benefits according to the terms of the Attie letter agreement including (i) his annual base salary as of the date of termination for a period of nine months following the date of termination and (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to nine months following the date that date of termination.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements

Each of our executive officers has entered into a standard form of agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his employment and for a period ranging from six months to one year after the termination of his employment, not to solicit our employees, consultants, clients or customers during his employment and for a period ranging from six months to one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his employment with us that are related to our business or research and development conducted or planned to be conducted by us at the time such development is created. Each executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license to use any prior inventions that such executive officer incorporates into inventions assigned to us under this agreement.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and any qualified nonelective contributions made by us. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our executive officers or directors.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

The table below shows all compensation to our non-employee directors during the year ended December 31, 2021.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Total ($)
David M. Mott	79,938	40,649	120,587
Carl Goldfischer, M.D.	50,000	40,649	90,649
Barbara J. Dalton, Ph.D.	41,517	40,649	82,166
Sara Nayeem, M.D.(3)	37,188	40,649	77,837
David Bonita, M.D.	40,000	40,649	80,649
Mark Chin	45,028	40,649	85,677
Edward R. Conner	39,000	40,649	79,649
Laura Williams. M.D., MPH(4)	20,222	85,402	105,624
Mette Kristine Agger(5)	21,261	—	21,261

(1)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on March 15, 2022, regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

As of December 31, 2021, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director was as follows: Mr. Mott, 23,185 shares; Ms. Agger, 0 shares; Dr. Goldfischer, 23,185 shares; Dr. Dalton, 23,185 shares; Dr. Nayeem, 5,151 shares; Dr. Bonita, 23,185 shares; Mr. Chin, 23,185 shares; Mr. Conner, 23,185 shares; and Dr. Williams, 15,457 shares.

(3)	Dr. Nayeem resigned from our board effective November 15, 2021.
(4)	Dr. Williams was elected to our board on June 29, 2021.
(5)

Ms. Agger earned $21,261 in fees related to her service as a director of the company which Ms. Agger decided to voluntarily forego. Ms. Agger did not stand for re-election to our board at our 2021 annual meeting of stockholders and served as a member of our board until June 29, 2021.

Dr. Ballal, one of our directors who also serves as our President and Chief Executive Officer, does not receive any additional compensation for his service as director. Dr. Ballal is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Ballal is discussed under “—Summary Compensation Table” and “—Narrative to Summary Compensation Table.”

In October 2019, our board of directors approved a director compensation program that became effective on March 11, 2020, and which was amended on December 22, 2021. Under this director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and the chairman of each committee will receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Incremental Annual Fee
Board of Directors	$35,000	$30,000	(1)
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$4,000

(1)	$15,000 for a lead independent director, if any.

Notwithstanding the foregoing, each of our non-employee directors may elect, no later than December 31 of each year, to receive his or her annual base fees for service on the board of directors (but not chair or committee fees) in the form of an option to purchase our common stock, which option will be granted on January 2 of the following year, have a Black-Scholes value equal to the annual base board of directors fees that are anticipated to be payable to the director for the entire calendar year, have an exercise price equal to the closing price of our common stock on the date of grant of the award, vest in four equal quarterly installments on the last day of each quarter, be subject to the director’s continued service as a director through each applicable vesting date (with such vesting prorated for any portion of the quarter that the director is not serving on our board of directors) and have a term of ten years from the date of grant during which they can be exercised. No such election may be made with respect to fees for serving as chairman (or lead independent director) of the board of directors, or as a member or chairman of a committee of our board of directors.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

In addition, under our director compensation program, each non-employee director receives under the 2020 Plan, upon his or her initial election or appointment to our board of directors, or in the case of our directors serving at the time of our initial public offering, received upon completion of our initial public offering, an option to purchase 17,000 shares of our common stock. Each of these options vest as to 33.3333% of the shares underlying such award on each of the first, second and third anniversaries of the date of grant of the award, subject to the non-employee director’s continued service as a director, employee or consultant. Further, on the dates of each of our annual meetings of stockholders, each non-employee director who have served on our board of directors will receive, under the 2020 Plan, an option to purchase 8,500 shares of our common stock, provided that for a non-employee director who was initially elected to our board of directors within the 12 months preceding the annual meeting of stockholders, the number of shares subject to such option will be pro-rated on a monthly basis for time in service. Each of these options will vest on the twelve-month anniversary of the date of the date of grant of the award (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the award), subject to the non-employee director’s continued service as a director, employee or consultant. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant, will have a term of ten years during which they can be exercised and will become exercisable in full upon a change in control of our company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2016 Stock Incentive Plan	1,068,045	$4.51	—
2020 Equity Incentive Plan (1)	1,304,979	13.82	1,216,532
2020 Employee Stock Purchase Plan (2)	—	—	175,667
Equity compensation plans not approved by security holders	—	—	—

Total	2,373,024	$9.63	1,392,199

(1)

Our 2020 Equity Incentive Plan, or 2020 Plan, has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2021 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2030, equal to the lesser of (i) 4% of the outstanding shares on such date or (ii) an amount determined by our board of directors. On January 1, 2022, 1,051,490 additional shares were reserved for future issuance under the 2020 Plan pursuant to this provision.

(2)

Our 2020 Employee Stock Purchase Plan, or 2020 ESPP, has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, commencing on January 1, 2021 and ending on January 1, 2031, equal to the least of (i) 386,432 shares of common stock, (ii) 1% of the outstanding shares on such date and (iii) an amount determined by the Board. On January 1, 2022, 262,872 additional shares were reserved for issuance under the 2020 ESPP pursuant to this provision.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2020, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Lundbeck Exclusive License Agreement

In April 2016, we entered into an exclusive license agreement with H. Lundbeck A/S, or Lundbeck, pursuant to which Lundbeck granted us a worldwide license under certain patent rights and certain know-how owned or otherwise controlled by Lundbeck within the field of prevention, treatment or diagnosis of hemoglobinopathy disorders and/or diseases or disorders, including those directly or indirectly related to hemoglobinopathies. As partial consideration for the licenses granted under the agreement, we issued 167,523 shares of our common stock to Lundbeck in April 2016. We issued 127,002 shares of our common stock to Lundbeck in December 2016 and 148,746 shares of our common stock in August 2017 as a result of antidilution provisions contained in the exclusive license agreement triggered by subsequent closings of our series A preferred stock, described below. In addition, pursuant to this exclusive license agreement, we have made cash payments to Lundbeck of $1.8 million to date consisting of an upfront payment and ongoing milestone payments. See “Business—License and Acquisition Agreements” for additional information regarding the exclusive license agreement. Mette Kirstine Agger, who was a member of our board of directors until June 29, 2021, is the Managing Partner of Lundbeckfond Invest A/S, the majority stockholder of Lundbeck. Lundbeckfond Invest A/S owns more than 5% of our capital stock.

Series B Preferred Stock Financing

In February 2020, we issued and sold an aggregate of 9,845,348 shares of series B preferred stock, at a price per share of $1.7419 in cash, for an aggregate purchase price of $17.1 million.

The following table sets forth the aggregate number of shares of series B preferred stock that we issued and sold to our directors and 5% stockholders and their affiliates and the aggregate purchase price for such shares:

Purchaser(1)	Shares of Series B Preferred Stock	Aggregate Purchase Price
New Enterprise Associates 14, L.P.(2)	1,687,778	$2,939,941
OrbiMed Private Investments VII, LP(3)	3,013,888	5,249,892
Arix Bioscience Holdings Limited(4)	1,578,683	2,749,908
Entities affiliated with RA Capital Healthcare Fund, L.P.(5)	1,567,222	2,729,944
Pfizer Ventures (US) LLC(6)	568,333	989,979
Lundbeckfond Invest A/S(7)	568,333	989,979
Entities affiliated with Bay City Capital(8)	258,333	449,990

(1)	See “Principal Stockholders” for additional information about shares held by certain of these entities.
(2)

David M. Mott, the chairman of our board of directors, was a general partner of New Enterprise Associates, and Sara Nayeem, M.D., who was a member of our board of directors until November 15, 2021, was a partner at New Enterprise Associates until February 2021.

(3)	David Bonita, M.D., a member of our board of directors, is a General Partner of OrbiMed Advisors.
(4)	Mark Chin, a member of our board of directors, is a Managing Director at Arix Bioscience.
(5)	RA Capital Healthcare Fund, L.P. was a 5% stockholder at the time of the transaction.
(6)	Barbara J. Dalton, Ph.D., a member of our board of directors, is Vice President of Venture Capital of Pfizer, Inc., an affiliate of Pfizer Ventures (US) LLC.

(7)	Mette Kirstine Agger, who was a member of our board of directors until June 29, 2021, is a Managing Partner of Lundbeckfonden Ventures.
(8)	Carl Goldfischer, M.D., a member of our board of directors, is a Managing Director of Bay City Capital.

The series B preferred stock converted into common stock on a 6.299-for-1 basis upon the closing of our initial public offering on March 16, 2020.

Initial Public Offering

In March 2020, we closed our initial public offering, pursuant to which we issued and sold 4,700,000 shares of our common stock. In April 2020, we issued and sold an additional 705,000 shares of common stock pursuant to the full exercise of the underwriters’ over-allotment option. The following table sets forth the aggregate number of shares of our common stock that we issued and sold to our directors and 5% stockholders and their affiliates and the aggregate purchase price for such shares. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share.

Purchaser(1)	Shares of Common Stock	Aggregate Purchase Price
New Enterprise Associates 14, L.P.(2)	475,000	$7,600,000
OrbiMed Private Investments VII, LP(3)	1,125,000	18,000,000
Arix Bioscience Holdings Limited(4)	187,500	3,000,000
Entities affiliated with RA Capital Healthcare Fund, L.P.(5)	625,000	10,000,000
Pfizer Ventures (US) LLC(6)	312,500	5,000,000
Lundbeckfond Invest A/S(7)	187,500	3,000,000

(1)	See “Principal Stockholders” for additional information about shares held by certain of these entities.
(2)

David M. Mott, the chairman of our board of directors, was a general partner of New Enterprise Associates, and Sara Nayeem, M.D., who was a member of our board of directors until November 15, 2021, was a partner at New Enterprise Associates until February 2021.

(3)	David Bonita, M.D., a member of our board of directors, is a Partner of OrbiMed Advisors.
(4)	Mark Chin, a member of our board of directors, is a Managing Director at Arix Bioscience.
(5)	RA Capital Healthcare Fund, L.P. was a 5% stockholder at the time of the transaction.
(6)	Barbara J. Dalton, Ph.D., a member of our board of directors, is Vice President of Venture Capital of Pfizer, Inc., an affiliate of Pfizer Ventures (US) LLC.
(7)	Mette Kirstine Agger, who was a member of our board of directors until June 29, 2021, is a Managing Partner of Lundbeckfonden Ventures.

Follow On Offering

In July 2021, we closed a follow-on public offering, pursuant to which we issued and sold approximately $50.0 million in shares of our common stock. The following table sets forth the aggregate number of shares of our common stock that we issued and sold to our directors and 5% stockholders and their affiliates and the aggregate purchase price for such shares. Such purchases were made through the underwriters at the public offering price of $6.00 per share.

Purchaser(1)	Shares of Common Stock	Aggregate Purchase Price
OrbiMed Private Investments VII, LP(2)	1,666,666	$9,999,996
Arix Bioscience Holdings Limited(3)	1,333,333	7,999,998

(1)	See “Principal Stockholders” for additional information about shares held by certain of these entities.
(2)	David Bonita, M.D., a member of our board of directors, is a General Partner of OrbiMed Advisors.
(3)	Mark Chin, a member of our board of directors, is a Managing Director at Arix Bioscience.

Registration Rights

We are a party to an investors’ rights agreement with certain holders of our common stock, including our 5% stockholders and their affiliates and entities affiliated with some of our directors. This investors’ rights agreement provides these stockholders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for certain categories of expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding the agreements with Dr. Ballal, Mr. Gray and Dr. Attie, see “Executive and Director Compensation.”

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds the lesser of $120,000 and 1% of the average Company’s total assets at year end for the last two completed fiscal years, and one of our executive officers, directors, director nominees or 5% stockholders or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Except with respect to our July 2021 follow-on public offering, the transactions described in this section occurred prior to the adoption of the policy. The transactions associated with our July 2021 follow-on public offering were approved in accordance with the policy.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC reports of their ownership of our securities and of changes in that ownership. To our knowledge, based upon a review of copies of reports filed with the SEC with respect to the fiscal year ended December 31, 2021 and written representations by our directors and officers that no other reports were required with respect to their transactions, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed, except that Mark Chin filed one late Form 4 with respect to one transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 1, 2022 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after April 1, 2022 are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o IMARA Inc., 116 Huntington Avenue, 6th Floor, Boston, Massachusetts 02116.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
OrbiMed Private Investments VII, LP(1)	4,386,568	16.7%
Entities affiliated with New Enterprise Associates 14, L.P.(2)	3,305,601	12.6%
Arix Bioscience Holdings Limited(3)	2,344,072	8.9%
Entities affiliated with Pfizer Ventures (US) LLC(4)	1,557,722	5.9%
Lundbeckfond Invest A/S(5)	1,432,722	5.5%
Directors and Named Executive Officers:
David Bonita, Ph.D.(1)(6)	4,396,872	16.7%
Mark Chin(3)(6)	2,354,376	9.0%
Edward R. Connor(6)	10,304	*
Barbara J. Dalton, Ph.D.(4)(6)	1,568,026	6.0%
Carl Goldfischer, M.D.(6)(7)	713,684	2.7%
David M. Mott(6)(8)	239,528	*
Laura Williams, M.D., MPH	—	*
Rahul D. Ballal, Ph.D.(9)	603,576	2.2%
Michael P. Gray(10)	209,098	*
Kenneth Attie, M.D.(11)	34,375	*
All current executive officers and directors as a group (10 persons)(12)	10,129,839	37.3%

*	Less than one percent.
(1)

Consists of (i) 4,199,068 shares of common stock held by OrbiMed Private Investments VII, LP, or OPI VII and (ii) 187,500 shares of common stock held by The Biotech Growth Trust PLC, or BIOG. OrbiMed Capital GP VII LLC, or GP VII, is the general partner of OPI VII and OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP VII. By virtue of such relationships, GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI VII and as a result may be deemed to have beneficial ownership of such shares. David Bonita, M.D., an employee of OrbiMed Advisors, is a member of our Board of Directors. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild. Each of GP VII, OrbiMed Advisors, and David Bonita M.D. disclaims beneficial ownership of the shares held by OPI VII, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC, or OrbiMed Capital, is the sole portfolio manager of BIOG. OrbiMed Capital disclaims any beneficial ownership over the shares. OrbiMed Capital exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild. OrbiMed Capital disclaims beneficial ownership of the shares held by BIOG, except to the extent of its or his pecuniary interest therein if any. The business address for OPI VII and BIOG is c/o OrbiMed Advisors LLC, 601 Lexington Avenue 54th Floor, New York, NY 10022.
(2)

Based solely on a Form 4 filed with the SEC on January 25, 2022. The securities are directly held by New Enterprise Associates 14, L.P., or NEA 14, and are indirectly held by NEA Partners 14, L.P., or NEA Partners 14, the sole general partner of NEA 14, NEA 14 GP, LTD, or NEA 14 LTD, the sole general partner of NEA Partners 14 and each of the individual directors of NEA 14 LTD (NEA Partners 14, NEA 14 LTD and the individual directors of NEA 14 LTD, or collectively the Indirect Reporting Persons. The individual directors are Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell and Peter Sonsini. The Indirect Reporting Persons disclaim beneficial ownership of such portion of the NEA 14 securities in which the Indirect Reporting Persons have no pecuniary interest. The address for NEA is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(3)

Based solely on a Schedule 13D/A filed with the SEC on July 20, 2021. Consists of 2,344,072 shares of common stock held by Arix Bioscience Holdings Limited, or Arix Ltd. Arix Bioscience Plc, or Arix Plc, is the sole owner and parent of Arix Ltd. and may be deemed to indirectly beneficially own the shares held by Arix Ltd. Mark Chin, a Managing Director at Arix Plc, is a member of our Board of Directors. The address for Arix Ltd. and Arix Plc is 20 Berkeley Square, London, W1J 6EQ, United Kingdom.

(4)

Based solely on a Schedule 13G filed with the SEC on March 26, 2020. Consists of (i) 1,481,719 shares of common stock held by Pfizer Ventures (US) LLC, or Pfizer Ventures, and (ii) 76,003 shares of common stock held by Pfizer Inc., or Pfizer. Pfizer Ventures is a wholly-owned subsidiary of Pfizer and Pfizer may be deemed to beneficially own the shares directly owned by Pfizer Ventures. Barbara Dalton, the Vice President of Venture Capital at Pfizer Ventures, is a member of our Board of Directors. The address of Pfizer and Pfizer Ventures is 235 East 42nd Street, New York, New York 10017.

(5)

Consists of 1,432,722 shares of common stock held by Lundbeckfond Invest A/S, or Lunbeckfonden. The board of directors of Lundbeckfonden consists of Jørgen Huno Rasmussen, Steffen Kragh, Lars Holmqvist, Susanne Krüger Kjær, Michael Kjær, Peter Schütze, Gunhild Waldemar, Ludovic Tranholm Otterbein, Vagn Flink Møller Pedersen, Henrik Villsen Andersen and Peter Adler Würtzen. No individual member of the Lunbeckfonden board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Lunbeckfonden. The board of directors of Lunbeckfonden and Lene Skole, the chief executive officer of Lunbeckfonden, may be deemed to share voting and investment authority over the shares held by Lundbeckfonden. The address of Lundbeckfonden and the above-mentioned persons is Scherfigsvej 7, DK-2100 Copenhagen, Denmark.

(6)	Includes 10,304 shares of common stock issuable upon the exercise of options that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.
(7)

Consists of (i) 690,232 shares of common stock held by Bay City Capital Fund V, L.P., or Bay City Capital Fund V, and (ii) 13,148 shares of common stock held by Bay City Capital Fund V Co-Investment Fund, L.P., or Bay City Capital Fund V Co-Investment. Bay City Capital Management V, or GP V, is the General Partner of Bay City Capital Fund V and Bay City Capital Fund V Co-Investment, or collectively, BCC V. Bay City Capital LLC, or BCC LLC, is the Manager of GP V. BCC V has shared voting and dispositive power with respect to the shares held by BCC V. GP V has sole voting and dispositive power with respect to the shares held by BCC V. GP V disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. BCC LLC has sole voting and dispositive power with respect to the shares held by BCC V. BCC LLC disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. Carl Goldfischer and Fred Craves are managing directors of BCC LLC and have voting and dispositive power with respect to shares held by Bay City Capital Funds. Dr. Goldfischer disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. The address for Bay City Capital Fund V is 750 Battery Street, Suite 400, San Francisco, CA 94111.
(8)	Based solely on a Form 4 filed with the SEC on February 23, 2022 reporting 229,224 shares of common stock directly held by David Mott.
(9)	Includes 602,967 shares of common stock issuable upon the exercise of options that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.
(10)	Includes 207,386 shares of common stock issuable upon the exercise of options that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.
(11)	Consists of 34,375 shares of common stock issuable upon the exercise of options that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.
(12)

Consists of 9,223,287 shares of common stock and 906,552 shares of common stock issuable upon the exercise of options that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed them with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

By the audit committee of the board of directors of Imara Inc.

Carl Goldfischer, Chair

Mark Chin

David Mott

April 21, 2022

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if applicable, the 2021 Annual Report and proxy statement, may have been sent to multiple stockholders sharing an address unless we received contrary instructions. We will promptly deliver a separate copy of any of the above documents to you upon request if you write or call us at Imara Inc., 116 Huntington Ave, Sixth Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary, telephone: 617-206-2020. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2023 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 22, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Imara Inc., 116 Huntington Ave, Sixth Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 2, 2023 and no later than March 4, 2023.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/IMRA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-829-5506 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/IMRA

IMARA Inc.

Annual Meeting of Stockholders

For Stockholders of record on April 08, 2022

TIME:	Thursday, June 2, 2022 9:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live online - please visit
www.proxydocs.com/IMRA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rahul Ballal, Michael Gray and Stephen Migausky (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IMARA Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

IMARA Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1 AND 2

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. Election of Two Class II Directors
	FOR		WITHHOLD

1.01 Rahul D. Ballal, Ph.D.	☐		☐	FOR

1.02 Barbara J. Dalton, Ph.D.	☐		☐	FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Imara’s independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐	FOR
Note: In their discretion, the Named Proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/IMRA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date